                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUMEREX CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                  Right to Purchase Up To 300,000 Shares of
                                  Common Stock of Numerex Corp. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. 36                                              Issue Date: January 13, 2004

                  NUMEREX CORP., a corporation organized under the laws of the State of Pennsylvania, hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or its assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, on January 13, 2011 (the "EXPIRATION DATE"), up to 300,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), no par value per share, of the Company, at the Exercise Price (as hereinafter defined). The number and character of such shares of Common Stock are subject to adjustment as provided herein.

                  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "COMPANY" shall include Numerex Corp. and any corporation which shall succeed or assume the obligations of Numerex Corp. hereunder.

                  (b) The term "COMMON STOCK" includes (a) the Company's Class A Common Stock, no par value per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "OTHER SECURITIES" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  (d)      The term "EXERCISE PRICE" shall be as follows:

                           (i)      150,000 shares at $4.75 per share;

                           (ii)     100,000 shares at $5.17 per share; and

                           (iii)    50,000 shares at $5.99 per share.

                  (e) The term "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Holder as the same may be amended, modified and supplemented from time to time.

                  (f) The term "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture or an unincorporated organization.

         1.       EXERCISE OF WARRANT.

                  1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the "EXERCISE NOTICE"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2 Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

                  (a) If the Company's Common Stock is traded on the American Stock Exchange or another national securities exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. ("NASDAQ"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                  (b) If the Company's Common Stock is not traded on the American Stock Exchange or another national stock exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board or the National Quotation Bureau's Pink Sheets, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                  (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                  (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

                  1.3 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor Person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

         2.       PROCEDURE FOR EXERCISE.

                  2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The certificates for the number of shares of Common Stock (or Other Securities) shall bear a legend required or advisable under federal and state securities laws. The Holder agrees that if the Registration Statement (as defined in the Registration Rights Agreement) is then currently effective or if the shares of Common Stock are eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, the Holder shall (i) sell, transfer or dispose of the shares of Common Stock it receives as a result of the exercise of this Warrant pursuant to the Registration Statement in accordance with the plan of distribution described therein (such plan of distribution shall be substantially in the form attached hereto as Exhibit C) or the provisions of Rule 144, as applicable, and (ii) fulfill applicable prospectus delivery requirements imposed by applicable federal securities laws.

                  2.2      Exercise.

                           (a)      Payment may be made either in (i) cash or by
certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, Common Stock and/or Common Stock receivable upon exercise of the Warrant in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of shares of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                           (b)      Notwithstanding any provisions herein to the
contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X=Y (A-B)
                      -----
                        A

                  Where X = the number of shares of Common Stock to be issued to the Holder

                  Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                  A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                  B= Exercise Price (as adjusted to the date of such calculation)

         3.       EFFECT OF REORGANIZATION, ETC.; CONTINUATION OF TERMS.

                  3.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, either (x) in the event of the consummation of a reorganization, consolidation or merger, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in
Section 4, or (y) in the event of dissolution, cash equal to the then current value of this Warrant as determined in accordance with the Black Scholes option pricing formula. Upon the occurrence of any stock split, stock dividend, combination of shares or reverse stock split pertaining to the Common Stock, the Fixed Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in the shares of Common Stock issued and outstanding as a result of such stock split, stock dividend, combination of shares or reverse stock split.

                  3.2 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.

         4. REGISTRATION RIGHTS; INCREASE IN NUMBER OF WARRANTS. In addition to the terms of Sections 2 and 3 of the Registration Rights Agreement, the Company hereby agrees with the Holder that by no later than August 13, 2004, the Company shall prepare, file with, and caused to be declared effective by the Securities and Exchange Commission (the "SEC"), a Registration Statement (as defined in the Registration Rights Agreement) under the Securities Act of 1933 (the "SECURITIES ACT") covering the resale of the Common Stock underlying this Warrant. In the event that the Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective by the SEC by August 13, 2004, then on August 13, 2004, and for each thirty (30) day period thereafter (or portion thereof), the number of shares of Common Stock (or Other Securities) represented hereby shall be increased by 15,000 shares (at an exercise price of $5.99) (the "DELAYED REGISTRATION PENALTY"), until the earlier of (i) the day on which the Registration Statement is declared effective, and
(ii) twelve (12) months from the date hereof.

         5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant or following the exercise in part of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof); provided, however, that the failure of the Company to mail a copy of such certificate to the Holder of the Warrant and any Warrant Agent shall not affect the Delayed Registration Penalty and/or the number of shares of Common Stock (or Other Securities) represented hereby.

         6. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, or following the exercise in part of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

         7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable federal and state securities laws and the Securities Purchase Agreement, dated of even date herewith, by and between the Company and the Holder (the "PURCHASE AGREEMENT"), this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "TRANSFEROR") with respect to any or all of the shares of Common Stock available for exercise hereunder. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "TRANSFEROR ENDORSEMENT FORM") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "TRANSFEREE"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. In no event shall a Transferee be a Competitor (as such term is defined in the Purchase Agreement) of the Company.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and the purchaser of the Company's Convertible Note (the "NOTE") at or prior to the issue date of this Warrant.

         10. MAXIMUM EXERCISE. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock actually owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant and conversion of the Note with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under the Note.

         11. WARRANT AGENT. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         12. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

         14. NO SHORTING. Neither the Purchaser nor any of its affiliates or investment partners shall or shall cause any Person, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies involving the Company's publicly traded securities.

         15.      MISCELLANEOUS.

                  (a) THIS WARRANT CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EXCEPT AS PROVIDED IN SECTION 1.2(C) HEREOF, ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK; PROVIDED THAT NOTHING CONTAINED IN THIS WARRANT SHALL BE DEEMED TO PRECLUDE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER COURT OF COMPETENT JURISDICTION AND NOTHING SHALL BE DEEMED TO PRECLUDE THE COMPANY FROM ASSERTING ANY DEFENSES OR COUNTERCLAIMS IN ANY SUCH ACTIONS. BOTH THE COMPANY AND THE INDIVIDUAL EXECUTING THIS WARRANT ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. THE COMPANY AND THE INDIVIDUAL EXECUTING THIS WARRANT FURTHER CONSENT THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE COMPANY AND THE INDIVIDUAL EXECUTING THIS WARRANT WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON IN THE SUPREME COURT FOR THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR

BASED UPON FORUM NON CONVENIENS FOR ANY ACTION FILED IN EITHER SUCH COURT.

                  (b) The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs; provided, however, that if the parties hereto agree to settle any claim, action, proceeding or lawsuit brought by one party hereto against the other party hereto, then each of the parties shall bear its own costs in connection with such claim, action, proceeding or lawsuit, unless otherwise directed by a court of competent jurisdiction.

                  (c) In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.

                  (d) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
(e) The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

       [Balance of page intentionally left blank; signature page follows.]

                  IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.


                                             NUMEREX CORP.

                                             By: /s/ STRATTON J. NICOLAIDES
                                                --------------------------------
                                             Name: STRATTON J. NICOLAIDES
                                                  ------------------------------
                                             Title:         CEO
                                                   -----------------------------


WITNESS:

_______________________________

                                                                       EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO:      NUMEREX CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________ whose address is
______________________________ _________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock and prospectus delivery requirements under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________                _______________________________________
                                         (Signature must conform to name of
                                         holder as specified on the face of the
                                         Warrant)

                                         ___________________________________
                                         (Address)

                                                                       EXHIBIT B

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Numerex Corp. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Numerex Corp. with full power of substitution in the premises.

Transferees       Percentage Transferred                 Number Transferred
-----------       ----------------------                 ------------------

-----------       ----------------------                 ------------------

-----------       ----------------------                 ------------------

-----------       ----------------------                 ------------------

-----------       ----------------------                 ------------------

Dated:
      ------------------------            --------------------------------------
                                          (Signature must conform to name of
                                          holder as specified on the face of the
                                          Warrant)

Signed in the presence of:

-------------------------------                 --------------------------------
           (Name)                                            (address)

ACCEPTED AND AGREED:
   [TRANSFEREE]                                 --------------------------------
                                                             (address)

------------------------------
         (Name)

                                                                       EXHIBIT C

                              PLAN OF DISTRIBUTION

The Company shall include a "Plan of Distribution" section in the Registration Statement (as defined in the Registration Rights Agreement), which shall substantially state as follows:

                              Plan of Distribution

         The shares of our common stock covered hereby may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock currently held by selling stockholder. Following conversion of the secured convertible note or exercise of warrants by the selling stockholder holding a secured promissory note or warrants, the selling stockholder will act independently of us in making decisions with respect to the timing, manner, and sale of shares of our common stock held by the selling stockholder who converts or exercises. The selling stockholder may use any one or more of the following methods when selling shares:

         - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         - an exchange distribution in accordance with the rules of the applicable exchange;

         -        privately negotiated transactions;

         - broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         -        a combination of any such methods of sale; and

         -        any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under

Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

         The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the selling stockholder.

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